Exhibit 23.3

                      IRVINE APARTMENT COMMUNITIES, L.P.
                       CONSENT OF PIPER & MARBURY, L.P.


We consent to the reference to our name under the heading "Legal Matters" in the Registration Statement (Form S-
3, File No. 333-27181) and related Prospectus of Irvine Apartment Communities, L.P. for the registration of up to $350,000,000 of debt securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.